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                 TANDY BRANDS ACCESSORIES, INC. AND SUBSIDIARIES


EXHIBIT (23):  CONSENTS OF EXPERTS AND COUNSEL


23.1     Consent of Ernst & Young LLP

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Tandy Brands Accessories, Inc. of our report dated August 10, 2001, included in the 2001 Annual Report to Stockholders of Tandy Brands Accessories, Inc.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41262, 33-46814, 33-91996, 33-75114, 333-8579, 333-94251,
333-38526 and 333-55436) of (i) our report dated August 10, 2001, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc. included in the 2001 Annual Report to Stockholders of Tandy Brands Accessories, Inc. and (ii) our report dated August 10, 2001, with respect to the financial statement schedule included in this Annual Report on Form 10-K for the year ended June 30, 2001.




                                                         /s/ ERNST & YOUNG LLP





Fort Worth, Texas
September 21, 2001